CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of Mclaren International Holdings Limited (the “Company”) of our report dated March 13, 2026 and April 22, 2025, with respect to our audits of the consolidated financial statements of the Company as at September 30, 2024, and 2023 which appear in such Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” appearing in such Registration Statement.

/s/ J&S Associate PLT

Kuala Lumpur, Malaysia

March 13, 2026